EXHIBIT 99.1

I-FLOW CORPORATION	20202 Windrow Drive Lake Forest, CA 92630 (800) 448-3569 (949) 206-2700 Fax (949) 206-2600	FOR IMMEDIATE RELEASE

Investor Contact: Neil Berkman Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Company Contact: James R. Talevich Chief Financial Officer (949) 206-2700 www.iflo.com
I-Flow Announces Closing of Acquisition of AcryMed Incorporated
     LAKE FOREST, CALIFORNIA, February 19, 2008 . . . I-FLOW CORPORATION (NASDAQ:IFLO) announced today that it has completed the acquisition of AcryMed Incorporated, a developer of innovative infection control and wound healing products. I-Flow previously announced a binding letter of intent contemplating the acquisition of AcryMed for $25 million in cash.
     AcryMed developed the proprietary nanoparticle treatment process for the silver coating on I-Flow’s ON-Q® SilverSoakerTM Catheters with SilvaGard® and has been treating the catheters since I-Flow developed the product line in 2005. AcryMed will also manufacture for I-Flow a new line of silver transparent wound-site dressings, which I-Flow expects to bring to market in the first half of this year. In addition to providing silver coating for these I-Flow products, AcryMed is active in researching and developing new wound care technologies and has licensed a portion of these technologies for a range of infection control and wound care products.
     AcryMed’s patent portfolio consists of a total of 66 worldwide issued and pending patents, including 16 U.S. patents. In addition, its scientific staff includes four Ph.D.s and 10 other scientists who have made AcryMed a leader in silver antimicrobial technologies.
About I-Flow
     I-Flow Corporation (www.IFLO.com) currently designs, develops and markets technically advanced, low cost drug delivery systems and services that are redefining the standard of care by providing life enhancing, cost effective solutions for pain relief.
“Safe Harbor” Statement
     Statements by the Company in this press release and in other reports and statements released by the Company are and will be forward-looking in nature and express the Company’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “estimates,” “projects,” “anticipates” or “expects” or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to material risks, assumptions and uncertainties, which could cause actual results to differ materially from those currently expected, and readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated or subsequent events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this press release that seek to advise interested parties of the risks and other factors that affect the Company’s business. Interested parties should also review the Company’s reports on Forms 10-K, 10-Q and 8-K and other reports that are periodically filed with or furnished to the Securities and Exchange Commission. The risks affecting the Company’s business include, among others: physician acceptance of infusion-based therapeutic regimens; implementation of the Company’s direct sales strategy; successful integration of the Company’s recent acquisition of AcryMed Incorporated and further development and commercialization of AcryMed’s technologies; dependence on the Company’s suppliers and distributors; the Company’s continuing compliance with applicable laws and regulations, such as the Medicare Supplier Standards and the Food, Drug and Cosmetic Act, and Medicare’s and the FDA’s concurrence with management’s subjective judgment on compliance issues; the reimbursement system currently in place and future changes to that system; product availability, acceptance and safety; competition in the industry; technological changes; intellectual property challenges and claims; economic and political conditions in foreign countries; currency exchange rates; inadequacy of booked reserves; and reliance on the success of the home health care industry. All forward-looking statements, whether made in this press release or elsewhere, should be considered in context with the various disclosures made by the Company about its business.